UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36401	39-1975614
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1475 West 9000 South, Suite A West Jordan, Utah	84088
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 566-6681

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 7.01.	Regulation FD Disclosure.

The Board of Directors of Sportsman’s Warehouse Holdings, Inc. (the “Company”) will seek stockholder approval at the 2023 annual meeting of stockholders (the “Annual Meeting”) to adopt amendments (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors, such that, subject to an initial phase-in period, all directors will be elected annually. If the Amendment is approved by the Company’s stockholders at the Annual Meeting, directors elected prior to the Company’s 2024 annual meeting of stockholders will serve for the remainder of their respective three-year terms and directors elected at the Company’s 2024 annual meeting of stockholders and subsequent annual meetings of stockholders would serve for one-year terms. In addition, if the Amendment is approved by the Company’s stockholders at the Annual Meeting, directors will be removable by stockholders with or without cause from and after the Company’s 2026 annual meeting of stockholders. The Company has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ Jeff White
Name:	Jeff White
Title:	Secretary and Chief Financial Officer

Date: February 6, 2023